CONTENTS
                                                                     Page

Item 1 Description of Business                                          2
Item 1A Risk Factors                                                    4
Item 2 Managements Discussion and Analysis or Plan of Operations        9
Item 3 Description of Property                                         10
Item 4 Security Ownership of Certain Beneficial Owners and Management  10
Item 5 Directors, Executive Officers, Promoters and Control Persons    10
Item 6 Executive Compensation                                          12
Item 7 Certain Relationships and Related Transaction                   12
Item 8 Legal Proceedings                                               12
Item 9 Market for Common Equity and Related Stockholder Matters        13
Item 10 Recent Sales of Unregistered Securities                        13
Item 11 Description of Securities                                      14
Item 12 Indemnification of Directors and Officers                      14
Item 13 Financial Statements and Supplementary Data                    15
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                15

Note 1 Description of Business                                         20
Note 2 Preparation and Basis of Financial Statements                   20
Note 3 Summary of Significant Accounting Policies                      20
Note 4 Going Concern                                                   21
Note 5 Income Tax                                                      21
Note 6 Share Capital                                                   22
Note 7 Related Party Transactions                                      22
Note 8 Convertible Preferred Stock                                     22
Note 9 Subsequent Event                                                22

Item 14 Changes in and Disagreements with Accountants on Accounting
        and Financial Disclosure                                       22
Item 15 Exhibits                                                       23

Bylaws                                                                 24
Waiver of First Meeting of Incorporators                               34
Minutes of Meeting of Incorporators                                    35
Waiver of Organization Meeting of Board of Directors                   39
Minutes of Organization Meeting of Board of Directors                  40
Exhibit 1 to the Minutes of the Organization Meeting of the Board      46
Current Shareholders List: June 17, 2008                               47

















Item 1	Description of Business
a) Business Development

Enterprise V Corporation was incorporated in the State of Florida on May 22, 2008. The Company was formed to pursue a business combination with a target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. As of this date the company has not reached terms with a possible business combination and has not issued nor entered into a letter of intent with or concerning any target business opportunity, and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity. We have been in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholders.

Enterprise V Corporation has not been involved in any bankruptcy, receivership or similar proceeding. The Company has not undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

b) Business of the Issuer

Enterprise V Corporation is a ?blank check? company within the meaning of
Section 3(a)(51) of the Exchange Act of 1934, as amended, (the ?Exchange Act?). U.S. Securities and Exchange Commission (?SEC?) defines such a company as ?any development stage company that is issuing a penny stock, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.? The Company also qualifies as a ?shell company?, further to SEC Rule 12b-2 of the Securities Act of 1933, as amended (the ?Securities Act?), because it has no or nominal assets (other than cash) and no or nominal operations.

Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully combined Statement with the Securities and Exchange Commission and is under no obligation to do further pursuant to the Securities and Exchange Act of 1934. The company believes that being a reporting company under the Exchange Act of 1934, as amended, could provide a prospective acquisition or merger candidate with additional information concerning the Company that might make the Company more attractive to a business opportunity as a potential business combination. When the Registration Statement becomes effective the Company will comply with the periodic reporting requirements of the Exchange Act for so long as the Company is subject to those requirements.

The Company was organized as a vehicle to investigate and combine with, where appropriate, a target business opportunity seeking the perceived advantages of being a publicly held corporation. The Company?s principal business objective for the next 12 months will be to achieve a combination with a business opportunity. The Company will not restrict its potential candidate target business opportunity to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. However, there can be no assurance that the Company will have the ability to combine with an operating business, business opportunity, or property opportunities will be undertaken by or under the supervision of the officers and directors of the Registrant who are not professional business analysts and in all likelihood will not be experienced in matters relating to the target business opportunity.

The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider, among other things, the following kinds of factors:
(a) Potential for growth, indicated by new technology, anticipated market expansion or new products;
(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
(c) Strength and diversity of management, either in place or scheduled for recruitment;
(d) Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;
(e) The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;
(f) The extent to which the business opportunity can be advanced;
(g) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
(h) Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant?s limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. The manner in which the Registrant participates in a target business opportunity will depend upon the nature of the target business opportunity, the respective needs and desires of the Registrant and the promoters of the target business opportunity, and the relative negotiating strength of the Registrant and such promoters.

Form of Potential Business Combination

It is likely that that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. In most instances the target business opportunity will wish to structure the business combination, acquisition or merger within the definition of a tax-free reorganization further to Section 351 or 368 of the Internal Revenue Code of 1986, as amended. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so called ?tax free? reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the ?Code?), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other ?tax free? provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization.
The present stockholders of the Registrant will likely not have control of a majority of the voting shares of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant?s directors may resign and new directors may be appointed without any vote by stockholders.

In the case of a business combination, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders? meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our current management. Our officers and directors are engaged in outside business activities and we anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, as are incident to a business combination.

(c) Reports to Security Holders

The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

The public may read and copy any materials the Company files with the SEC at the SEC?s Public Reference Room at 450 Fifth St, N.W., Washington D.C., 20549. The public my obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www/sec.gov.


Item 1A  Risk Factors
AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES AN EXTREMELY HIGH DEGREE OF RISK.

1. WE HAVE NO OPERATING HISTORY

We have no operating history nor any revenues or earnings from operations. We have no significant assets or financial resources. It is highly likely that we will sustain expenses associated with maintaining a shell operation while endeavoring to identify a target business opportunity. Although our target business evaluation will seek to combine with a business opportunity that generates revenue, profits and immediate cash flow, there can be no assurance that if and when we have identified and consummated a business combination with a target business opportunity that we will be able to generate revenue, profits or cash flow.

2. WE HAVE NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER
TRANSACTION

We have no final arrangements or agreement or understanding with respect to a combination, acquisition or merger of a private or public business opportunity, and no assurances can be given that we will successfully conclude any sort of business combination. We cannot guarantee that we will be able to negotiate and finalize a business combination on favorable terms, and there is consequently a risk that future funds allocated to the purchase of our shares will not be invested in a company with active business operations.

3. OUR FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of an identified business opportunity. While management is proactively seeking business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in reaching terms with candidates meeting those criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor business or joint venture partner and numerous other factors beyond our control.

4. MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company?s affairs in total. Our officers and directors have not entered into any written employment agreements with the Company and are not expected to do so in the foreseeable future. This limited successful business combination.

5. THE COMPANY HAS CONDUCTED NO MARKET RESEARCH OR IDENTIFICATION OF BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO IDENTIFY A BUSINESS TO MERGE WITH OR ACQUIRE.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition of a business opportunity as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business opportunity or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to combine with, acquire or merger with a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be made unilaterally by our management who may act without the consent, vote or approval of our stockholders.

6. THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management?s personal pecuniary interest and its fiduciary duty to our stockholders. Furthermore, our management?s own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, our officers are currently involved with other blank check companies and possible conflicts in the pursuit of business combinations with such other blank check companies with which they are now involved, or may become involved with in the future. If we and the other blank check companies with which our officers and directors are affiliated desire to take advantage of the same business opportunity, then the officers and directors that are affiliated with both companies would have to abstain from voting upon that business opportunity.

7. THE TIME AND COST OF PREPARING A PRIVATE COMPANY TO BECOME A PUBLIC REPORTING COMPANY MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISTION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.

Target companies that fail to comply with the SEC reporting requirements may delay or preclude a business combination, acquisition or merger with a business opportunity. Sections 12 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements of the company acquired, possibly covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare those statements may significantly delay or essentially preclude a business combination, acquisition merger. Consequently, otherwise suitable acquisition prospects that do not have or unable to obtain the required audited statements may be inappropriate for acquisition as long as the reporting requirements of the Exchange Act remain applicable.

8. THERE IS COMPETITION FOR THOSE PRIVATE COMPANIES SUITABLE FOR A MERGER TRANSACTION OF THE TYPE CONTEMPLATED BY MANAGEMENT.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking business combinations, acquisitions, mergers, joint ventures or acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

9. THE COMPANY MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSLY AFFECT OUR OPERATIONS.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the ?Investment Company Act?), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

10. ANY POTENTIAL ACQUISITION OR MERGER WITH A FOREIGN COMPANY MAY SUBJECT US TO ADDITIONAL RISKS.

If we enter into a business combination, acquisition or merger with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self sufficiency and balance of payments positions and in other respects.

11.  THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK.

Our outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under the Securities Act and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.

12. THE COMPANY MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COST OF DOING BUSINESS.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity. We cannot guarantee however that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

13. THE COMPANY INTENDS TO ISSUE MORE SHARES IN A MERGER OR ACQUISITION, WHICH WILL RESULT IN SUBSTANTIAL DILUTION.

Our certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 50,000,000 shares of preferred convertible stock. Any merger or acquisition with a business opportunity effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but un-issued shares without stockholder approval. To the extent that additional shares of common stock or preferred convertible stock are issued in connection with a business combination or otherwise, dilution of the interests of our stockholders will occur and the rights of the holders of common stock may be materially and adversely affected.

14. BECAUSE WE MAY SEEK TO COMPLETE A BUSINESS COMBINATION THROUGH A ?REVERSE MERGER?, FOLLOWING SUCH A TRANSACTION WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

Additional risks may exist since we will assist a privately held business to become public through a ?reverse merger?. Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

15. WE CANNOT ASSURE YOU THAT FOLLOWING A BUSINESS COMBINATION WITH AN OPERATING BUSINESS THAT OUR COMMON STOCK WILL BE LISTED ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system or on the ?pink sheets?, where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to a SEC rule that if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.




Item 2 Management?s Discussion and Analysis or Plan of Operations

The financial information required by this item is contained under the section ?Report of Independent Registered Public Accounting Firm?.

The Company was organized as a vehicle to investigate and, if such investigation warrants, combine with a target business opportunity seeking the perceived advantages of being a publicly held corporation. During the next 12 months we anticipate incurring costs related to filing of Exchange Act reports and costs related to consummating a business combination. The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months will be paid with money in our treasury and additional amounts, as necessary, will be loaned to or invested in the Company by our stockholders, management or other investors.

The Company may consider a business opportunity which has recently commenced operations, or is a developing company in need of additional funds for expansion into new products or markets, or is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination, acquisition or merger may be concluded with a company that does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense and loss of voting control which may occur in a public offering.

Our officers and director have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with the Company. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent on a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapidly changing technologies occurring in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/ or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.




Item 3 Description of Property

The Company has no properties and at this time has no agreements to acquire any properties. The Company uses the offices of management at no cost to the Company. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Item 4 Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners

The following table sets forth, as of June 17, 2008, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.


Name and Address          Amount and Nature of   Percentage of
                          Beneficial Ownership       Class
------------------------------------------------------------
Enterprise Creations LLC*      2,100,000             100%
5976 20th Street, No 177
Vero Beach, FL  32966

All Officers and Directors           -0-              0%

  * Enterprise Creations LLC, a Florida limited liability company, is the incorporator, founder, and only shareholder. William D. Kyle, Director, President and Treasurer of the Company, and Robert Smith, Director and Corporate Secretary of the Company, are also the Managing Members of Enterprise Creations LLC.


Item 5 Directors, Executive Officers, Promoters and Control Persons

(a) Our directors and officers and additional information concerning them are as follows:

Name             Age              Position
-------------------------------------------------------------

William D. Kyle   62              President, Treasurer and
                                  Director**

Robert Smith      46              Corporate Secretary and
                                  Director


William D. Kyle, President, Treasurer and Director

Possessing a 20+ year chronology of successfully driving benchmark-setting growth and expansion with organizations from start-ups to globally focused Fortune 1000?s, William D. Kyle is a disciplined leader with proven, repeated success in building shareholder value and increasing returns on investments. Noted for his emphasis on strategic and tactical planning, his collaborative and inspirational leadership style centers on executing business strategies and tactics to achieve financial and valuation results. With a strong boardroom presence, Mr. Kyle has been instrumental in raising investment capital, successfully completing initial and secondary public offerings and five strategic acquisitions.

Robert Smith, Secretary

Robert Smith has 20 plus cumulative years of management experience; 16 years at executive-level management; 12 plus years [hands-on] building start-ups and emerging companies; 10 years business development consultant. Extensive experience and success in strategic planning and management and capital acquisition ?equity and private debt?. Smith is a ?nuts and bolts? business development professional with proven success working with development, start-up, emerging and growth companies in a variety of industries; with added emphasis on capital acquisition strategies and business plan development.

(b) Significant Employees. None

(c) Family Relationships.  None

(d) Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Other Blank Check Company/Experience

As indicated below, members of management also serve as officers and directors of:

Name of        Filing          SEC File Business      Additional
Business        Date    Status  Number  Combinations  Information
-------------------------------------------------------------------------

Enterprise IV  July --, pending  --         None     William D. Kyle
Corporation    2008                                  serves as President,
                                                     Treasurer and
                                                     Director of
                                                     Enterprise IV Corp.

Enterprise IV  July --, pending  --         None     Robert Smith
Corporation    2008                                  serves as Corporate
                                                     Secretary and
                                                     Director of
                                                     Enterprise IV Corp.
-------------------------------------------------------------------------

Enterprise VI  July --, pending  --         None     William D. Kyle
Corporation    2008                                  serves as President,
                                                     Treasurer and
                                                     Director of
                                                     Enterprise VI Corp.

Enterprise VI  July --, pending  --         None     Robert Smith
Corporation    2008                                  serves as Corporate
                                                     Secretary and
                                                     Director of
                                                     Enterprise VI Corp.
-------------------------------------------------------------------------


Item 6 Executive Compensation

The Company?s officers and directors have not received any cash remuneration since inception. Officers will not receive any remuneration upon completion of the offering nor until the consummation of a business combination, acquisition or merger acquisition of a business opportunity. No remuneration of any nature has been paid to any officer or director on account of services rendered by such in those capacitates. The Company?s officers and directors intend to devote no more than a few hours a week to the affairs of the Company.

It is possible that after the Company successfully consummates a business combination, acquisition or merger with an unaffiliated entity that entity may desire to employ or retain one or more members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table or otherwise.

Item 7 Certain Relationships and Related Transactions

The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial.

The Company has not issued any promissory notes or other evidence of indebtedness.




Item 8 Legal Proceedings

Presently, there are no pending legal proceedings to which the Registrant is a party or to which any of its property is subject, and the Registrant does not know nor is aware of any legal proceedings threatened or contemplated against it.

Item 9 Market for Common Equity and Related Stockholder Matters

(a) Market information: The Company?s Common Stock is not trading on any exchange. The Company is not aware of any market activity in its stock since its inception and through the date of this filing.

(b) Holders: As of June 17, 2008, there was one (1) record holder of 2,100,000 shares of the Company?s Common Stock.

(c) Dividends: The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrants business.

Item 10 Recent Sales of Unregistered Securities

The Registrant issued 100,000 shares of Series A Preferred Convertible Stock on May 22, 2008, the date of incorporation, for an aggregate purchase price of $100 in cash or cash equivalents authorized and issued by Resolution of the Incorporator(s) at the Meeting of Incorporators, and subsequently ratified by the Board of Directors at the Organization Meeting of the Board of Directors on May 22, 2008. The Registrant transferred these shares of Series A Preferred Convertible Stock at the Organization Meeting of the Board of Directors in exchange for general incorporation filing expenses. The Registrant sold these shares of Common Stock under the exemption from registration provided by
Section 4(2) of the Securities Act.

The Registrant issued 2,000,000 shares of Series A Common Stock on May 27, 2008, for an aggregate purchase price of $2,000 in cash or cash equivalents, with $2,000 applied toward business expense. The Registrant sold these shares of Common Stock under the exemption from registration provided by
Section 4(2)of the Securities Act.

The Registrant issued 100,000 shares of Series A Common Stock on May 27, 2008, for an aggregate purchase price of $100 in cash or cash equivalents, with $100 received and deposited into the Company?s bank account. The Registrant sold these shares of Common Stock under the exemption from registration provided by
Section 4(2) of the Securities Act.

No securities have been issued for services rendered. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by a purchaser as consideration for the shares issued.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, and may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission?s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.



Item 11 Description of Securities

(a) Common Stock: All outstanding shares of Common Stock are of the same class and have equal rights an attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights. The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company?s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10-12G.

(b) Debt Securities: None

(c) Other Securities to be Registered: None

Item 12 Indemnification of Directors and Officers

The Company?s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent not prohibited by the Florida General Corporation Laws; provided, however, the Company can modify the extent of indemnification by individual contracts with its directors and officers; provided further that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the Board of Directors of the Company; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Florida General Corporation law; or
(iv) such indemnification is required to be made under the Bylaws.




















Item 13 Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Enterprise V Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Enterprise V Corporation (A Development Stage Company) as of June 17, 2008, and the related statements of expenses, stockholders? equity and cash flows from May 22, 2008 (inception) through June 17, 2008. These financial statements are the responsibility of the Company?s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Enterprise V Corporation (A Development Stage Company) as of June 17, 2008, and the results of its June 17, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has generated no income as of June 17, 2008, which raises substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McElravy, Kinchen & Associates, P.C.

www.mkacpas.com
Houston, TX

June 20, 2008














                    Enterprise V Corporation
                 	(A Development Stage Company)
                          BALANCE SHEET
                       AS OF JUNE 17, 2008


                              ASSETS

Current Assets:
   Cash                                                           $100
                                                                _________

   Total Current Assets                                            100
                                                                _________
Other Assets:
   Intangible Assets                                                0

Total Assets                                                      $100
                                                                _________

                 LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities:
   Accounts Payable                                                $0

Total Current Liabilities                                           0

Total Liabilities                                                   0

Stockholders Equity:
Preferred Convertible Stock, $.001 par value;
50,000,000 shares authorized
     100,000 shares issued and outstanding                         100
Common Stock, $.001 par value;
100,000,000 shares authorized
     2,100,000 shares issued and outstanding                     2,000
Additional Paid-in Capital                                         100
Deficit accumulated during the exploration stage                (2,100)
                                                                _________

Total Stockholders Equity                                          100


TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                         $100
                                                                _________










                    ENTERPRISE V CORPORATION
                     A Development Company
                     STATEMENT OF EXPENSES
        FOR THE YEAR ENDED JUNE 17, 2008 AND THE PERIODS
       FROM MAY 22, 2008 (INCEPTION) THROUGH JUNE 17, 2008


                                             For the
                                             period from
                                             Inception
                                             (May 22, 2008)
                                             to June 17, 2008
                                            __________________


Expenses
   Exploration costs                                      $0
   General and Administrative expenses                 2,100
                                                      _______

Total Operating Expenses                              $2,100
                                                      _______

Net Loss                                             ($2,100)
                                                      _______

Net Loss per Common Share - Basic and Diluted        ($0.001)
                                                      _______

Per Share Information:
   Weighted Average Number of Common Stock
   Shares Outstanding - Basic and Diluted           2,100,000
                                                    _________
























                    ENTERPRISE V CORPORATION
                  (A Development Stage Company)
                    STATEMENTS OF CASH FLOWS
         FOR THE YEAR ENDED JUNE 17, 2008 AND THE PERIODS
        FROM MAY 22, 2008 (INCEPTION) THROUGH JUNE 17, 2008


                                             May 22, 2008
                                            (Inception) to
                                             June 17, 2008
                                            ______________

Cash Flows from Operating Activities:
  Net Loss                                    $   (2,100)

  Net Cash Flows Used in Operation            $   (2,100)

Cash Flows from Financing Activities:
  Advance from incorporator                   $    2,200

  Net Cash Flows Provided
  by Financing Activities                     $    2,200

  Net Increase (Decrease) in Cash             $      100

Cash and cash equivalents -
Beginning of Period                           $        0

Cash and cash equivalents -
End of Period                                 $      100

SUPPLEMENTARY INFORMATION
  Interest Paid                               $        0
  Taxes Paid                                  $        0























                       ENTERPRISE V CORPORATION
                     (A Development Stage Company)
              STATEMENTS OF CHANGES IN STOCKHOLDERS? EQUITY
                             FOR THE PERIOD
           FROM MAY 22, 2008 (INCEPTION) THROUGH JUNE 17, 2008


             Preferred    Common                Accumulated
             Stock        Stock                  (Deficit)
             Number       Number      Additional  During the    Total
           of              of          Paid-in   Development  Stockholder
          Shares|Amount  Shares|Amount  Capital    Stage        Equity
-------------------------------------------------------------------------

Inception-
May 22,
2008*    100,000 $ 100     --   $ -    $  -       $  -         $   100

Issuance
of stock
to
incorporator
for
expenses   -        -  2,100,000 $2,000 $ 100      $  -        $ 2,100

Net loss
For period                                        $ (2,100)    $ (2,100)

Balances
May 31,
2008    100,000 $100  2,100,000 $2,000 $ 100      $ (2,100)    $   100


  *Series A preferred Convertible Stock, with one (1) vote per share.



       See the accompany summary of accounting policies and notes to the financial statements.





















                        Enterprise V Corporation
                       (A Development Stage Company)
                       Notes to Financial Statements
                               June 17, 2008


Note 1 - Description of Business

Enterprise V Corporation (the ?Company?) is a Vero Beach, Florida blank check Company that was incorporated on May 22, 2008. The Company is the business of actively seeking a merger candidate.

Note 2 - Preparation and Basis of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (?GAAP?) The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company?s system of internal accounting control is designed to assure, among other items, that
1) recorded transactions are valid; 2) valid transactions are recorded; and
3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Note 3 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits. There were no cash equivalents as of June 17, 2008.

Income Taxes

The Company has adopted the provisions of SFAS No. 109, ?Accounting for Income Taxes? which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Net Income Per Share

Basic net income (loss) per common share amounts is computed using the weighted average number of common shares outstanding during the year. Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares. Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible stock and are calculated using the treasury stock method. As of June 17, 2008 there were no dilutive convertible common shares outstanding.

Development Stage Enterprise

As a result of the Companies? limited operating history and lack of current revenue stream we report our financial statements pursuant to FASB statement number 7, which focuses on development stage companies. Users of the financial statements should be familiar with these statement and its effect on the financial statements.

Recent Accounting Pronouncements

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 4 ? Going Concern

Enterprise V Corporation does not meet the test of ?going concern;? instead the corporation was formed to pursue a business combination with target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. As of this date the company has made no efforts to identify a possible business combination and has not conducted negotiations or entered into a letter of intent with or concerning any target business opportunity an there can be no assurances that we will be successful in locating or negotiating with any target business opportunity and, as such, the Company has been in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholders. Enterprise V Corporation?s financial statements have been prepared on a development stage company basis. Substantial doubt exists as to Enterprise V?s ability to continue as a going concern. No adjustment has been made to these financial statements for the outcome of this uncertainty.

Note 5 ? Income Tax

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the company has incurred losses from inception.

At June 17, 2008, the company had US net operating loss carry forwards of approximately $2,100 for federal income tax purposes, and Florida currently imposes no state corporate income tax.


Deferred tax assets and liabilities are comprised of the following as of June 17, 2008:

Deferred Income Tax Assets:

Tax effect of net operating loss carry forward        $  714
Valuation allowance                                     (714)
Net Deferred tax asset                                $   -

Realization of deferred tax assets is not practical until subsequent to a business combination with target business opportunity, and such a target business opportunity has yet to be finalized.

Note 6 ? Share Capital

On May 22, 2008, Enterprise V Corporation issued 100,000 shares of its Series A Preferred Convertible Stock to the Company?s Incorporator, Enterprise Creations LLC as founder shares.

On May 27, 2008, Enterprise V Corporation issued 2,100,000 shares of its Series A Common Stock to the Company?s Incorporator, Enterprise Creations LLC in exchange for expenses paid on behalf of the Company of $2,100.

At June 17, 2008, the company?s stock register reports a total 2,100,000 shares of Common Stock outstanding, with all 2,100,000 still held and owned by Enterprise Creations LLC, and a total 100,000 shares of Preferred Convertible Stock outstanding, with all 100,000 still held and owned by Enterprise Creations LLC

Note 7 - Related Party Transactions

During the period ended June 17, 2008, Enterprise Creations LLC, the incorporator, has paid $2,100.00 in expenses for the relevant to this filing; and this expense, upon resolution of the board of directors, was offset by the issuance of 2,100,000 shares of Company Common Stock. 100,000 shares of Series A preferred convertible preferred stock was issued as founders shares.

Note 8 - Convertible Preferred Stock

The Company?s Preferred Convertible Stock (though not registered with the SEC) is convertible to the Company?s Common Stock without a waiting period at a 1:1 ratio for $0.001 per share. 100,000 shares were issued to the founders of the Company in exchange for $100.

Note 9 - Subsequent Event

After yearend we signed a purchase agreement to issue shares to an operating company which we believe will result in a reverse merger pursuant to FASB statement number 141 when finalized.




Item 14 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.


Item 15 Exhibits


     Bylaws                                                 30 - 39

     Articles of Incorporation (Imbedded PDF)                    40

     Waiver of Notice of Meeting of Incorporation                41

     Minutes of Meeting of Incorporation                    42 - 45

            Waiver of Notice of Organization
            Meeting of the Board of Directors                    46

            Minutes of Organization Meeting of
            the Board of Directors                          46 - 53

            Specimen of Certificate for the Corporations
            Shares of Common Stock (Imbedded PDF)                54

            Digitized Copies of all outstanding Shares
            of Common Stock (Imbedded PDF)                       55

            Specimen of Certificate for the Corporations
            Shares of Preferred Convertible Stock (Imbedded PDF) 56

            Digitized Copies of all outstanding Shares of
            Preferred Convertible Stock (Imbedded PDF)           57

            Bank Resolution designating Depository
            of Funds (Imbedded PDF)                              58

            Stockholders List, June 17, 2008                     59























                               Bylaws
                                 Of
                       ENTERPRISE V CORPORATION

                          ARTICLE I: OFFICES

The principle office of Enterprise V Corporation (?Corporation?) in State of Florida, USA shall be located in Indian River County. The Corporation may have such other offices, either within or outside of the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require, from time to time.

                        ARTICLE II: SHAREHOLDERS

Section 1 Annual Meeting

The annual meeting of the shareholders shall be held on the third Thursday of June of each year, or in such other date during the Calendar year as may be designated by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of Directors shall be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2 Special Meetings

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, Chairman or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifteen percent (15%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3 Place of Meeting

The Board of Directors may designate any place, either within or outside of the State of Florida, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside of the State of Florida, unless otherwise prescribed by statute, as the place for holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

Section 4 Notice of Meeting

Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.
If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereupon prepaid.

Section 5 Closing of Transfer Books or Fixing of Record

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, that date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6 Voting Lists

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such lists shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7 Quorum

Fifty percent (50%) or more of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.



Section 8 Proxies

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting under such circumstanced shall constitute presence at the meeting.

Section 9 Voting of Shares by Certain Holders

Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the Bylaws of Such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

Shares held by an administrator, executer, guardian or conservator may be voted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, are authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Section 10 Informal Action by Shareholders

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by a plurality of the shareholders.


                        Article III: BOARD OF DIRECTORS

Section 1 General Powers

The business and affairs of the Corporation shall be manages by its Board of Directors.

Section 2 Number, Tenure and Qualifications

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.


Section 3 Regular Meetings

A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 4 Special Meetings

Special meetings of the Board of Directors may be called by or at the request of the President, Chairman or any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 5 Notice

Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally or mailed to each Director at his business address, or by facsimile or by email. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by facsimile or email, such notice shall be deemed to be delivered when the facsimile or email is sent. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6 Quorum

A majority of the number of Directors fixed by Section 2 of the Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7 Manner of Acting

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8 Action without a Meeting

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors.

Section 9 Vacancies

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors through less than a quorum of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.


Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

Section 10 Compensation

By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof.


                             ARTICLE IV: OFFICERS

Section 1 Number

The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two (2) or more offices may be held by the same person. Officers may be Directors or shareholders of the Corporation.

Section 2 Election and Term of Office

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the elections of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3 Removal

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

Section 4 Vacancies

A vacancy in any office because of death resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5 President

The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general, supervise and control all of the business and affairs of the Corporation, He shall, when present, preside at all meetings of the shareholders and the Board of Directors unless there is a Chairman of the Board, in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contract or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by their Bylaws to some other officer or agent of Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6 Secretary

The Secretary shall: (a) keep the minutes of the Board of Directors in one or more minute books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law;
(c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for share of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 7 Treasurer

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of
Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

Section 8 Salaries

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.




                           ARTICLE V: INDEMNITY

Section 1 Definitions

For purposes of this Article, ?Indemnity? shall mean each Director or Officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a Director or Officer of this Corporation or is or was serving in any capacity at the request of this Corporation as a Director, Officer, employee, agent, partner or fiduciary of or in any other capacity for another corporation, partnership, joint venture, trust, or other enterprise. The term ?Proceeding? shall mean any threatened, pending or completed action or suit including, without limitation, an action suit or proceeding (by or in the right of this Corporation), whether civil, criminal, administrative or investigative.

Section 2 Indemnification

This Corporation shall defend, indemnify and hold harmless each Indemnitee for all actions taken by him or her, and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Florida law, against all expense, liability and loss (including, without limitation, attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. This Corporation may, by action of its Board of Directors, and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. The rights to indemnification as provided in this Article shall be non-exclusive of any other rights that any person may have or hereafter acquire under a statute, provision of this Corporation?s Articles of Incorporation or Bylaws, agreement, vote of stockholders or Directors or otherwise.

Section 3 Financial Arrangements

This Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not this Corporation has the authority to indemnify him or her against such liability and expenses. The other financial arrangements which may be made by this Corporation may include, but are not limited to, (a)creating a trust fund;
(b) establishing a program of self-insurance; (c) securing its obligation of indemnification by granting a security interest or other lien on any of this Corporation?s assets; and (d) establishing a letter of credit, guarantee or surety. No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to advancing expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by this Corporation or any other person approved by the Board of Directors, even if all or part of the other person?s stock or other securities is owned by this Corporation. In the absence of fraud:

The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section, and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

The insurance or other financial arrangement is not void or voidable; does not subject any Director approving it to personal liability for his action; and even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement:

Section 4 Contract of Indemnification

The provisions of this Article relating to indemnification shall constitute a contract between this Corporation and each of its Directors and Officers, which may be modified as to any Director or Officer only with that person?s consent or as specifically provided in this section. Notwithstanding any other provision of the Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or Officer shall apply to such Director or Officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the Directors of this Corporation then serving, or (b) the stockholders as set forth in Article XII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 5 Florida Law

References in this Article to Florida law or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of an Indemnitee or limits the indemnification rights or the rights to advancement of expenses which this Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Corporation?s Articles of Incorporation, these Bylaws, or both shall continue as theretofore to the extent permitted by law; and (b) if such change permits this Corporation, without the requirement of any further action by stockholders or Directors, to limit further the liability of Indemnitees or to provide broader indemnification rights or rights to the advancement of expenses than this Corporation was permitted to provide prior to such change, liability thereupon shall be so limited and the rights to indemnification and advancement of expenses shall be so broadened to the extent permitted by law.


             ARTICLE VI: CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1 Contracts

The Board of Directors may authorize any office or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 2 Loans

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confirmed to specific instances.

Section 3 Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4 Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


           ARTICLE VII: CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1 Certificate for Shares

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to who the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2 Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, provided, however, that upon any action undertaken by the shareholder to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the Bylaws so long as said agreements is in force and effect.

                       ARTICLE VIII: FISCAL YEAR

The fiscal year of the Corporation shall begin on the 18th day of June and end on the 17th day of June of each year.

                         ARTICLE IX: DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and condition provided by law and its Articles of Incorporation.

                       ARTICLE X: CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words ?Corporate Seal?.

                      ARTICLE XI: WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provision of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                         ARTICLE XII: AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, or by the shareholder as any regular or special meeting of the shareholders.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on 22nd Day of May, 2008.





                                SIGNATURES




---------------------------                   ------------------------
William D. Kyle                               Robert Smith
Managing Member,                              Managing Member,
Enterprise Creations LLC                      Enterprise Creations LLC














               WAIVER OF FIRST MEETING OF INCORPORATORS

        WAIVER OF NOTICE OF THE FIRST MEETING OF INCORPORATORS
                                   OF
                        ENTERPRISE V CORPORATION

     We, the undersigned, being all of the Incorporators named in the Articles of Incorporation of ENTERPRISE V CORPORATION do hereby waive all notice of the first meeting of Incorporators of said corporation, and do hereby agree and consent that the 22nd of May, 2008, at 1:00 o?clock this pm (EST), be the same hereby fixed as the time and the principal office of the corporation at 5976 20th Street, No 177, Vero Beach, FL 32966 as the place for holding the same; and that such business may be transacted thereat as may lawfully come before said meeting.


Dated: 22nd May 2008
                                      Corporation:


FOR Enterprise Creations LLC




---------------------------                   ------------------------
William D. Kyle                               Robert Smith
Managing Member,                              Managing Member,
Enterprise Creations LLC                      Enterprise Creations LLC



























                                   Minutes
                                     of
                           MEETING OF INCORPORATORS
                                     OF
                           ENTERPRISE V CORPORTATION

This meeting of the Incorporators was held at the principal office of the corporation at 5976 20th Street, No 177, Vero Beach, FL 32966, on May 22, 2008, at 1:00 o?clock pm (EST), Enterprise Creations LLC, the Incorporator listed in the Articles of Incorporation of the Corporation, represented by its Managing Members, William D. Kyle and Robert Smith, called the meeting to order.

Upon motion duly made, seconded and unanimously carried, William D. Kyle was elected Chairman of the meeting, and Robert Smith, Secretary thereof.

The Chairman and Secretary accepted their respective offices, and proceeded with the discharge of their duties.

The following being all of the Incorporator(s) to the Articles of Incorporation were present in person:

NAME & ADDRESS

    Enterprise Creations LLC
    William D. Kyle, Managing Member
    Robert Smith, Managing Member
    5976 20th Street, No 177
    Vero Beach, FL  32966

A written waiver of notice of the time and place of holding the present meeting, signed by all Incorporators of this Corporation was then presented and read by the Secretary, and the same was ordered filed and spread at length upon the minutes.

The Secretary then presented and read to the meeting a copy of the Articles of Incorporation of the corporation and reported that on the 22nd day of May, 2008, the original thereof was filed in the office of the Secretary of State; that the filing fees and taxes have been paid, and upon motion duly made and carried, it was.

RESOLVED, that said report be accepted as correct and the Secretary is directed to spread a copy of said Articles of Incorporation and receipt at length upon these minutes.

A discussion was held among the Incorporator pursuant to Florida Statute
199.057 relative to the merits of the Corporation paying the annual intangible tax on all classes of its stock, as agents for its Shareholders holding such stock.

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, that in accordance with Florida Statute 199.057, every Corporation qualified to do business in Florida may elect each year to pay the annual intangible tax on any class of its stock as agent for its Florida stockholders holding such stock, therefore this Corporation may elect annually on or before March 1 of each and every year whether or not to pay the intangible tax on behalf of its Florida stockholders. The Directors of the Corporation are hereby instructed to give notice to the Corporation?s Florida Shareholders of the foregoing.

The Chairman then announced and tabled a series of organizational factors first established in the Articles of Incorporation, are now presented for affirmation by the Incorporator, and?

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, that the directors of the Corporation, first named in the Articles of Incorporation, are hereby affirmed as:

              William D. Kyle, Director
              Robert Smith, Director

RESOLVED, that the above named directors of this Corporation be promptly notified of their election and requested to meet at their earliest opportunity after the adjournment of this meeting to acknowledge and confirm the above-named officers, and to take such action as may be deemed necessary to complete the organization of the Corporation.

RESOLVED, that the officers of the Corporation, first named in the Articles of Incorporation, are hereby affirmed as:

              William D. Kyle, President
              Robert Smith, Secretary
              William D. Kyle, Treasurer

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, the Incorporator hereby classifies the Corporation?s Authorized One Hundred Million Shares (100,000,000) of unissued Common Stock, first established in the Articles of Incorporation, with voting rights entitling the holder to one (1)vote per share, and bearing a Rule 144 one (1) year restricted /minimum holding period.

The Chairman then reported that a sum of $100 was expended by the Incorporator in founding the Company, in exchange for which the Incorporator will accept 100,000 Shares of Preferred Convertible Stock: i.e., Series A Convertible Preferred Stock, One Hundred Thousand (100,000) Shares at $0.001 par value per share.

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, the Treasurer was to cause One Hundred Thousand (100,000) Series A Preferred Convertible Stock to be issued to, and perfected in the name of, the Incorporator, Enterprise Creations LLC, at $0.001 per share for a total of One Hundred and 00/100 US Dollars ($100.00).

A discussion was held among the Incorporator relative to the merits of the Corporation filing a Form 10-12G with the US Securities & Exchange, whereby registering the Corporation, and the Corporation?s Common Stock, as ?blank check? company within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the ?Exchange Act?). The Corporation would also qualifies as a ?shell company?, further to SEC Rule 12b-2 of the Securities Act of 1933, as amended (the ?Securities Act?), because it has no or nominal assets (other than cash) and no or nominal operations.

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, the Corporation shall file a Form 10-12G with the US Securities & Exchange, whereby registering the Corporation, and the Corporation?s Common Stock, as ?blank check? company within the meaning of Section 3 (a)(51)of the Exchange Act of 1934, as amended, (the ?Exchange Act?)). U.S. Securities and Exchange Commission (?SEC?) defines such a company as ?any development stage company that is issuing a penny stock, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.? The Corporation also qualifies as a ?shell company?, further to SEC Rule 12b-2 of the Securities Act of 1933, as amended (the ?Securities Act?), because it has no or nominal assets (other than cash) and no or nominal operations.

The Chairman then reported that McElravy, Kinchen & Associates, PC accounting and auditing services has been requested to audit the Corporation?s Financials, for posting in the Part F/F of SEC Form 10-12G, and review the SEC Form 10-12G, for the sum of $2,000.00.

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, the President is execute an agreement with McElravy, Kinchen & Associates, PC is to audit the Part F/F of SEC Form 10-12G, and review the SEC Form 10-12G, for the sum of Two Thousand And 00/100 US Dollars ($2,000.00).

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, the Incorporator will pay McElravy, Kinchen & Associates, PC from its funds, and such funds will be received by the Corporation as paid in capital, with said $2,000.00 going toward the purchase of Two Million Shares (2,000,000) of Common Stock at Par Value of $0.001 in the name of the Incorporator, Enterprise Creations LLC.

RESOLVED, the Treasurer was to cause Two Million (2,000,000) Shares of Common Stock to be issued to, and perfected in the name of, the Incorporator, Enterprise Creations LLC, at $0.001 per share for a total of Two Thousand and 00/100 US Dollars ($2,000.00).

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, that the board of directors are hereby authorized to issue all of the unsubscribed capital stock of the Corporation at such time and in such amounts as shall be determined by the board, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, and to accept in payment thereof money on Common Stock (pursuant to the Corporation?s SEC Form 10-12G), or in the case of non-registered Series A Preferred Convertible Stock, money or cash equivalents, labor done, labor for future services, or such property as the board may determine may be necessary of the use and lawful purposes of the Corporation.

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, The Board of Director(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or condition of the stock.

The Chairman then submitted for the consideration of the meeting a set of proposed Bylaws and stated that the same had been prepared by the Incorporator for the Corporation.

The same were then taken up, read and considered, clause by clause, and adopted as the Bylaws of the Corporation.

Upon motion duly made, seconded and unanimously carried, it was, the Secretary was directed to append the adopted Bylaws at length in the Corporate Minute book.

There being no further business before the meeting, the same was, on motion, duly adjourned.







Dated:  22nd May 2008




---------------------------                   ------------------------
William D. Kyle                               Robert Smith
Managing Member,                              Managing Member,
Enterprise Creations LLC                      Enterprise Creations LLC
























           WAIVER OF ORGANIZATION MEETING OF BOARD OF DIRECTORS

         WAIVER OF NOTICE OF THE FIRST MEETING OF BOARD OF DIRECTORS
                                  OF
                        ENTERPRISE V CORPORATION

We, the undersigned, being all of the Directors named in the Articles of Incorporation of ENTERPRISE V CORPORATION do hereby waive all notice of the first meeting of Directors of said corporation, and do hereby agree and consent that the 22nd of May, 2008, at 1:30 o?clock this pm (EST), be the same hereby fixed as the time and the principal office of the corporation at 5976 20th Street, No 177, Vero Beach, FL 32966 as the place for holding the same; and that such business may be transacted thereat as may lawfully come before said meeting.


Directors ....................




---------------------------                   ------------------------
William D. Kyle                               Robert Smith
Director                                      Director



































                               MINUTES
                                  OF
                ORGANIZATION MEETING OF BOARD OF DIRECTORS
                                  OF
                      ENTERPRISE V CORPORATION


This meeting of the Directors was held at the principal office of the corporation at 5976 20th Street, No 177, Vero Beach, FL 32966, on May 22, 2008, at 1:30 o?clock pm (EST), with William D. Kyle and Robert Smith, Directors listed in the Articles of Incorporation of this Corporation, called the meeting to order.

Upon motion duly made, seconded and unanimously carried, William D. Kyle Was elected Chairman of the meeting, and Robert Smith, Secretary thereof.

The Chairman and Secretary accepted their respective offices, and proceeded with the discharge of their duties.

The following Directors named in the Articles of Incorporation, and affirmed at the Meeting of Incorporators held on May 22, 2008, at 1:00 o?clock pm (EST), were present in person:

    William D. Kyle, Director
    Robert Smith, Director

being a quorum and all of the Directors of the Corporation

The Secretary then presented and read to the meeting a Copy of the Articles of Incorporation and reported that on the 22nd Day of May, 2008, the original thereof was duly filed by the office of the Secretary of the State of Florida.

Upon motion duly made, seconded and unanimously carried, said report Was Adopted and the Secretary was directed to append to these minutes a copy of the Articles of Incorporation.

The Secretary then presented and read the Minutes of the First Meeting of Incorporators of the Corporation.

Upon motion duly made, seconded and unanimously carried, said Minutes of the First Meeting of Incorporators of the Corporation were in all respects ratified, confirmed, and approved as adopted by the Incorporator(s) and the Secretary was directed to file said Minutes among the Corporation?s records.

The following officers, first named in the Articles of Incorporation and affirmed at the Meeting of Incorporators, are in all respects hereby ratified, confirmed, nominated, and appointed:

   William D. Kyle, President
   Robert Smith, Secretary
   William D. Kyle, Treasurer

RESOLVED, that the first officers of the Corporation are hereby nominated, appointed, and affirmed as:

   William D. Kyle, President
   Robert Smith, Secretary
   William D. Kyle, Treasurer

The President and Corporate Secretary thereupon assumed their respective Offices in place and instead of the temporary Chairman and the temporary Secretary.

The following organizational factors first established in the Articles of Incorporation or by Resolution of the Incorporator(s) at the Meeting of Incorporators, are in all respects hereby ratified, confirmed, as follows:

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, The Board of Director(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or condition of the stock.

RESOLVED, the Corporation?s Authorized One Hundred Million Shares
(100,000,000) of unissued Common Stock are classified as Series A Common, with each share entitling the rightful holder voting rights of one (1) vote per share, and bearing a Rule 144 one (1) year restricted / minimum holding period.

RESOLVED, the Corporation?s Authorized Fifty Million Shares (50,000,000) Of unissued Preferred Convertible Stock are classified as Series A Preferred Convertible, with each share entitling the rightful holder Voting rights of one (1) vote per share, and bearing a Rule 144 one (1) Year restricted / minimum holding period.

RESOLVED, that the board of directors are hereby authorized to issue all of the unsubscribed capital stock of the Corporation at such time and in such amounts as shall be determined by the board, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, and to accept in payment thereof money on Common Stock (pursuant to the Corporation?s SEC Form 10-12G), or in the case of non-registered Series A Preferred Convertible, money or cash equivalents, labor done, labor for future services, or such property as the board may determine may be necessary of the use and lawful purposes of the Corporation.

RESOLVED, that the President and Treasurer be and they hereby are authorized to issue certificates the unsubscribed capital stock of the Corporation at such time and in such amounts as shall be determined by the board ? whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, and to accept in payment thereof money on Common Stock (pursuant to the Corporation?s SEC Form 10-12G), or in the case of non-registered Preferred Convertible Stock, money or cash equivalents, labor done, labor for future services, or such property as the board may determine may be necessary of the use and lawful purposes of the Corporation - for shares in the form as submitted to this meeting and appended to said Minutes of this meeting.

RESOLVED, upon adjournment of this board meeting the Treasurer shall issue and perfected in the name of the Incorporator, Enterprise Creations LLC, One Hundred Thousand (100,000) Shares of Series A Preferred
Convertible Stock at Par Value of $0.001 per share, for a total of One Hundred And 00/100 US Dollars ($100.00).

RESOLVED, the President execute an agreement with McElravy, Kinchen & Associates, PC to audit the Part F/F of SEC Form 10-12G, and review the SEC Form 10-12G, for the sum of Two Thousand And 00/100 US
Dollars ($2,000.00).

RESOLVED, the Incorporator will pay McElravy, Kinchen & Associates, PC from its funds, and such funds will be received by the Corporation as paid in capital, with said $2,000.00 going toward the purchase of Two Million Shares (2,000,000) of Common Stock at Par Value of $0.001 in the name of the Incorporator, Enterprise Creations LLC.

RESOLVED, upon adjournment of this board meeting the Treasurer shall issue and perfected in the name of the Incorporator, Enterprise Creations LLC, Two Million (2,000,000) Shares of Common Stock at Par Value of $0.001 per share, for a total of Two Thousand And 00/100 US Dollars ($2,000.00).

RESOLVED, that upon delivery to the corporation of said assets and the Execution and delivery of such proper instruments as may be necessary to transfer and convey the same to the Corporation, the named officers of the Corporation, to whit the President and Treasurer, are authorized and directed to execute and deliver the certificates for such shares as are required to be issued and delivered to the consideration of:

NAME AND ADDRESS                       SHARES

Common Stock*:
Enterprise Creations LLC
5976 20th Street, No 177
Vero Beach, FL 32966                   2,000,000 of Series A Common Stock

Preferred Convertible Stock:
Enterprise Creations LLC**
5976 20th Street, No 177
Vero Beach, FL 32966                   100,000 of Series A Preferred
                                       Convertible Stock

   *The Corporation?s Series A Common Stock is the only class or series of stock registered with the U.S. Securities & Exchange Commission. The
Company?s Preferred Shares, though     authorized under the Articles of
Incorporation and reported on the Form 10-12G filed with the SEC, were not registered with the SEC in the Corporation?s initial filing.

  **Enterprise Creations LLC, the Incorporator, is a limited liability company legal formed and in active status under the laws of the State of Florida.

The President presented and read, article by article, proposed Bylaws for The conduct and regulation of the business and affairs of the Corporation As prepared by the Incorporator(s).

Upon motion duly made, seconded and unanimously carried, they were adopted and in all respects ratified, confirmed, and approved, as adopted, as and for the Bylaws of the Corporation.

The Corporate Secretary was directed to cause them to be inserted in the Minutes Book of the Corporation.

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, that the President be and hereby is authorized to designate the principal office of the Corporation in the State of Florida as the office for service of process as the President may deem advisable from time to time, and to file with the Secretary of State, immediately and thereafter as required, the appropriate certificates designating the office of and agent or agents for service of process on the Corporation.

RESOLVED, the Corporation?s first named principal office, as first stated in the Articles of Incorporation, is: 5976 20th Street, No 177, Vero Beach, Florida 32966.

The President then submitted for the consideration of the meeting the Proposed opening of a branch office located at 2211 12th Avenue East, Seattle, WA 98102, whereat the Corporation?s officers and employees may, from time to time, conduct the business and affairs of the Corporation.

RESOLVED that the President establish a branch office for the Corporation At 2211 12th Avenue East, Seattle, WA 98102, and that this location shall be named the Seattle Branch Office.

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED that the seal now presented at this meeting, an impression of which is directed to be made in the margin of this meetings Minutes, be and the same hereby is adopted as the seal of the Corporation.

A discussion was held among the Directors relative to the merits of the Corporation filing a Form 10-12G with the US Securities & Exchange, as First approved and ratified by the Incorporator at the meeting of the Incorporators, whereby registering the Corporation, and the Corporation?s Common Stock, as ?blank check? company within the meaning of Section 3
(a)(51) of the Exchange Act of 1934, as amended, (the ?Exchange Act?). The Corporation would also qualifies as a ?shell company?, further to SEC Rule 12b-2 of the Securities Act of 1933, as amended (the ?Securities Act?), because it has no or nominal assets (other than cash) and no or nominal operations.

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, the Corporation filing a Form 10-12G with the US Securities & Exchange, hereby registering the Corporation, and the Corporation?s Common Stock, as ?blank check? company within the meaning of Section 3
(a)(51) of the Exchange Act of 1934, as amended, (the ?Exchange Act?). U.S. Securities and Exchange Commission (?SEC?) defines such a company as ?any development stage company that is issuing a penny stock, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.? The Corporation also qualifies as a ?shell company?, further to SEC Rule 12b-2 of the Securities Act of 1933, as amended (the ?Securities Act?), because it has no or nominal assets (other than cash) and no or nominal operations, and further...

RESOLVED, that the Treasurer be and hereby is authorized to open a bank Account in behalf of the Corporation with Washington Mutual Bank, NA, located at Broadway Financial Center 25, 301 Broadway East, Seattle, WA 98102, in close proximity of the Corporation?s Seattle Branch Office, with an opening deposit of One Hundred And 00/100 US Dollars ($100.00) to be capitalized by the Incorporator and to be applied as paid in capital in exchange for One Hundred Thousand Shares (100,000,) Shares of the Corporation?s Common Stock at Par Value of $0.001, and a bank resolution for the purpose of establishing account and on the printed form of said bank was adopted and was ordered appended to the Minutes of this meeting, and further...

RESOLVED, upon adjournment of this board meeting the Treasurer shall issue and perfected in the name of the Incorporator, Enterprise Creations LLC, One Hundred Thousand (100,000) Shares of Common Stock at Par Value of $0.001 per share, for a total of One Hundred And 00/100 US Dollars ($100.00).

RESOLVED, that upon delivery to the corporation of said assets and the Execution and delivery of such proper instruments as may be necessary to transfer and convey the same to the Corporation, the named officers of the Corporation, to whit the President and Treasurer, are authorized and directed to execute and deliver the certificates for such shares as are required to be issued and delivered to the consideration of:

NAME AND ADDRESS                          SHARES

Common Stock:
Enterprise Creations LLC
5976 20th Street, No 177
Vero Beach, FL 32966                      100,000 of Series A Common Stock

After fixing a record date for a meeting, the Corporation shall prepare An alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders meeting.

There being no further old business before the board of directors for Purposes of ratification, the President introduced the new business for consideration and action of the board of directors.

A discussion was held among the Directors relative to the merits of adopting and authorizing Series A Convertible Debentures for the Company?s use, from time to time at the board?s discretion, to capitalize, in part or in full, future growth, and further...

As conceived, the principal amount of said convertible debentures (the "Debentures") will be convertible at any time, in whole or in part, into Common shares of the Company at a conversion price of $0.01 per common share, and will bear an interest rate of 11.0% per annum in the first two years and 10.0% for the balance of the four year term. Subject to certain trading volume requirements, during the first two years, interest will be paid in the Company?s common shares. Any unconverted balance will mature and be repayable together with any accrued or unpaid interest four years from the closing date. After 30 months from closing, the Company will have the right to redeem the Debentures, subject to meeting certain share price criteria and satisfactory maintenance of certain covenants and financial ratios.

Upon motion duly made, seconded and unanimously carried, it was

RESOLVED, the President shall develop, or cause to be developed, Company Debentures convertible at any time, in whole or in part, into common shares of the Company at a conversion price of $0.01 per common share, and bearing an interest rate of 11.0% per annum in the first two years and 10.0% for the balance of the four year term., and further...

RESOLVED, that ? subject to certain trading volume requirements ? during The first two years, interest will be paid in the Company?s common shares, and further...

RESOLVED, that any unconverted balance will mature and be repayable Together with any accrued or unpaid interest four years from the closing date. After 30 months from closing, the Company will have the right to redeem the Debentures, subject to meeting certain share price criteria and satisfactory maintenance of certain covenants and financial ratios.

Upon motion duly made, seconded and unanimously carried, it was

FURTHER RESOLVED, that the signing of these Minutes shall constitute full ratification thereof and Waiver of Notice of the meeting by the signatories hereto, being a quorum and all of the Directors of the Corporation.

There being no further business before the board of directors, on motion Duly made, seconded and unanimously carried, the meeting was adjourned.

DATED: 22 May 2008



Directors ....................




---------------------------                   ------------------------
William D. Kyle                               Robert Smith
Director                                      Director



Temporary Meeting Assigns ....................



---------------------------                   ------------------------
Robert Smith                                  William D. Kyle
Temporary Secretary                           Temporary Chairman

Exhibit I to the Minutes of the Organization Meeting of Board


A true copy of each of the following documents referred to in the foregoing Minutes is appended hereto:

   - Articles of Incorporation: Supra
   - Waiver of Notice of Meeting: Supra
   - Corporate Bylaws: Supra
   - Specimen of Certificate for the Corporation?s Shares of Common Stock, Marked Addendum A, and attached hereto.
   - Specimen of Certificate for the Corporation?s Shares of Series A Preferred Convertible Stock, Marked Addendum B, and attached hereto.
   - Digitized Copy of the Certificates for all (100%) outstanding Shares of Common Stock.
   - Digitized Copy of the Certificates for all (100%) outstanding Shares of Common Stock.
   - Bank Resolution designating Depository of Funds
   - Digitized Copy of the Company?s current Stockholders List.






































Current Shareholders List: June 17, 2008

To the Minutes the Organization Meeting of the Board of Directors


                         STOCKHOLDERS LIST
                              ~ OF ~
                      Enterprise V Corporation

The following is a list of all stockholders arranged by voting group:

Name & Address & Shares
----------------------------------------------------------------------

Common Stock:
Enterprise Creations LLC
5976 20th Street, No 177
Vero Beach, FL 32966              2,100,000 of Series A Common Stock,
                                     with one (1) vote per share.


Preferred Convertible Stock:
Enterprise Creations LLC
5976 20th Street, No 177
Vero Beach, FL 32966              100,000 of Series A Preferred Convertible
                                     Stock, with one (1) vote per share.



I, Robert Smith, Corporate Secretary of Enterprise V Corporation, do hereby certify, under penalty of perjury, the accuracy and completeness of the company?s shareholders. As stated, the 2,100,000 of Series A Common Stock and the 100,000 Series A Preferred Convertible Stock, combined, represent 100% ownership of the Corporation, as of 17 June 2008.


Dated:  June 17, 2008


                                               ---------------------
                                               Robert Smith,
                                               Corporate Secretary